Exhibit 99.1

ARCH CAPITAL GROUP LTD. NAMES

MARK LYONS EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

AND ANNOUNCES INSURANCE GROUP PROMOTIONS

HAMILTON, BERMUDA, July 25, 2012 — Arch Capital Group Ltd. [NASDAQ:  ACGL] today announced that Mark D. Lyons will assume the position of Executive Vice President and Chief Financial Officer of the Company, effective September 1, 2012.  Mr. Lyons, who joined Arch in 2002 and currently serves as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group, will succeed John C.R. Hele, who will be leaving the Company to join another financial services company.

David McElroy, who joined Arch Insurance in 2009 as President of the Financial & Professional Liability Group, will succeed Mr. Lyons as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group.  Michael R. Murphy, who joined Arch in 2002 and currently serves as President of the Property & Casualty Group of Arch Insurance, has been promoted to the positions of President of Arch Insurance Group (U.S.) and the Chief Underwriting Officer of Arch Worldwide Insurance Group.

The Company also announced the formation of an Executive Strategy Committee to capitalize on strategic opportunities and oversee operational expansion.  The members of the Committee include Constantine (Dinos) Iordanou, Chairman, President and Chief Executive Officer of the Company, Messrs. Lyons, McElroy and Murphy, Marc Grandisson, Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group, and Nicolas Papadopoulo, President and Chief Executive Officer of Arch Reinsurance Ltd.

Mr. Iordanou commented, “Our ability to promote from within is another indication of the depth and strength of the management team we have built at Arch.  With Mark’s guidance, our insurance business has continued to establish itself as a significant participant in the worldwide insurance marketplace.  I look forward to continuing to partner with Mark in his new role in executing our long-term business plan.  We are very pleased that David and Michael will lead our insurance operations into the future.  We are also very appreciative of John’s contributions over the past three years and wish him the best in his new position.”

Arch Capital Group Ltd., a Bermuda-based company with approximately $5.42 billion in capital at June 30, 2012, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

Contact:	Arch Capital Group Ltd.
John C.R. Hele
(441) 278-9250